Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Goodness Growth Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Subordinate Voting Shares subject to outstanding options	Rule 457(h)	2,000,000(2)	$0.30 (7)	$600,000.00	$0.00014760	$88.56
Fees to Be Paid	Equity	Subordinate Voting Shares subject to outstanding options	Rule 457(h)	1,317,048(3)	$0.30(8)	$395,114.40	$0.00014760	$58.32
Fees to Be Paid	Equity	Subordinate Voting Shares subject to outstanding options	Rule 457(h)	5,100,821(4)	$0.33(9)	$1,683,270.93	$0.00014760	$248.46
Fees to Be Paid	Equity	Subordinate Voting Shares subject to outstanding options	Rule 457(h)	1,827,859(5)	$0.18(10)	$329,014.62	$0.00014760	$48.56
Fees to Be Paid	Equity	Subordinate Voting Shares subject to outstanding options	Rule 457(h)	750,000(6)	$0.25(11)	$187,500.00	$0.00014760	$27.68
	Total Offering Amounts				—	$3,194,899.95	—	$471.58
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$471.58

1)	Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the subordinate voting shares being registered hereunder include such indeterminate number of subordinate voting shares as may be issuable with respect to the subordinate voting shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

2)	Represents 2,000,000 subordinate voting shares (the “Shares”) of Goodness Growth Holdings, Inc. (the “Company”) issuable upon the exercise of outstanding stock options granted under an employment agreement with Joshua Rosen.

3)	Represents 1,317,048 Shares of the Company issuable upon the exercise of outstanding stock options granted under certain employment agreements with, John Heller, Kyle Kingsley, Patrick Peters, J. Michael Schroeder, and Amber Shimpa.

4)	Represents 5,100,821 Shares of the Company issuable upon the exercise of outstanding stock options granted under an employment agreement with Kyle Kingsley.

5)	Represents 1,827,859 Shares of the Company issuable upon the exercise of outstanding stock options granted under certain employment agreements with John Heller and J. Michael Schroeder.

6)	Represents 750,000 Shares of the Company issuable upon the exercise of outstanding stock options granted under an employment agreement with Amber Shimpa.

7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are based on the option exercise price (CAD$ 0.4049), converted into U.S. dollars ($0.30) based on the average daily exchange rate for United States dollars as reported by the Bank of Canada on December 4. 2022, of CAD $1.00 = US$ 0.7408.

8)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are based on the option exercise price (CAD$ 0.2443), converted into U.S. dollars ($0.33) based on the average daily exchange rate for United States dollars as reported by the Bank of Canada on January 4, 2023, of CAD $1.00 = US$ 0.7403.

9)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are based on the option exercise price (CAD$ 0.3968), converted into U.S. dollars ($0.30) based on the average daily exchange rate for United States dollars as reported by the Bank of Canada on December 14, 2022, of CAD $1.00 = US$ 0.7374.

10)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are based on the option exercise price (CAD$ 0.2279), converted into U.S. dollars ($0.18) based on the average daily exchange rate for United States dollars as reported by the Bank of Canada on June 7, 2023, of CAD $1.00 = US$ 0.7476.

11)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The “Proposed Maximum Offering Price Per Unit” and “Maxi-mum Aggregate Offering Price” are based on the option exercise price (CAD $0.325), converted into U.S. dollars ($0.25) based on the average daily exchange rate for United States dollars as reported by the Bank of Canada on December 21, 2023, of CAD $1.00 = US$ 0.7513.